                   NATURAL GAS MARKETING, TRANSPORTATION AND
                         PROCESSING AGENCY AGREEMENT


                        UPSTREAM ENERGY SERVICES COMPANY
                                   (AS AGENT)

                                      AND

                          MICHAEL PETROLEUM CORPORATION
                                  (AS CLIENT)

This agreement is made and entered into by and between Los Miquelitos, L.L.C. a Texas Limited Liability Company, d/b/a Upstream Energy Services Company ("UES"), as agent, and Michael Petroleum Corporation ("MPC"), as client, herein referred to collectively as "the Parties" and individually as "Party", as of November 1, 1998.

WHEREAS, MPC owns and or controls an interest in certain oil, gas and mineral lease production in the State of Texas; and

WHEREAS, UES is engaged in the marketing, processing and transportation of natural gas and the provision of risk management services on behalf of owners of natural gas producing interests; and

WHEREAS, MPC desires to employ the services of UES as a business agent to market, manage and administrate its natural gas interests.

NOW THEREFORE, in consideration for remuneration described herein and the mutual covenants and agreements herein set forth, the parties hereto have agreed that UES will provide natural gas marketing, transportation, processing, risk management, and business management services on behalf of MPC under the terms and conditions set forth hereunder:

1.  TERM OF AGREEMENT

1.1 This agreement shall be in force for an initial term of one (1) year from the effective date hereof (the "Initial Term") and shall automatically extend quarterly thereafter subject to termination by either party under the provisions of Section 1.2 below.

1.2  This agreement may be  terminated  by either Party  delivering written
     notice to the other party  (herein "Termination Notice").   Termination
     shall become effective as of the last day of the Transition Period as defined in Article 1.3 below.

1.3 Beginning on the date of any such Termination Notice, this Agreement shall remain in full force and effect for a transition period of twelve (12) months from the end of the month when such Termination Notice is given
     (the "Transition Period"). If a Termination Notice is given during the Initial Term and MPC does not exercise its buyout option pursuant to
     Article 3 herein, then the Transition Period shall run  through October 31,
     2000.   On the conclusion of the Transition Period, this Agreement shall terminate and be of no further force or effect.

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                                                       UPSTREAM ENERGY SERVICES
                                                     MPC-UES Marketing Services
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                               2.   DEDICATION

2.1 MPC dedicates to this Agreement one hundred percent (100%) of the natural gas production operated by MPC, less and excepting gas taken in-kind by other interest owners, as identified and described on Exhibit "A" attached hereto.


                         3.   AGENT'S COMPENSATION

3.1 UES shall be paid a volumetrically tiered agency fee as measured at the pipeline sales flowmeters where MPC delivers gas to a third party pipeline (the "Agency Fee"). The Agency Fee shall be netted-out from the revenues of natural gas sales proceeds. The agency fees hereunder shall be calculated as follows:

Volumetric Tier (MMBtu/day)                           Agency Fee
---------------------------                          ------------
1. First 20,000                                      $0.03 /MMBtu
2. 20,001  to 40,000                                 $0.02 /MMBtu
3. all volumes over 40,000                           $0.01 /MMBtu

3.2 In the event UES operates and manages a natural gas processing agreement on behalf of MPC, UES shall charge a monthly flat fee of $1,500 for each such processing agreement utilized to generate revenues from the sale of Natural Gas Liquids Products, either directly or through a third party. No fee shall be charged by UES in the months where gas is not processed under such processing agreements.

3.3 UES shall charge MPC an agency fee of one half cent (1/2 CENTS) per gas equivalent MMBtu for all futures contracts, options contracts, or structured derivative instruments traded on behalf of MPC on any commodities exchange or over-the-counter (OTC) market.

                          4.  PREMATURE TERMINATION

4.1 During the Initial Term, MPC may elect to terminate this agreement and forego the Transition Period upon sixty (60) days written notice. By exercising this right, MPC will then be liable to pay UES a premature termination buy-out fee ("PTBO Fee"). When such premature termination notice has been made, premature termination of this agreement shall become effective on the last day of the month of the sixtieth (60th) day following the notice of premature termination. At such time, the PTBO Fee will be due in full.

4.2 The PTBO Fee to be paid by MPC shall be the product of the following calculation:

   PTBO FEE = REMAINING EFFECTIVE TERM x EXPECTED DAILY PRODUCTION x $0.015

     Where: "REMAINING EFFECTIVE TERM" is equal to the minimum number of days from the effective date of premature termination, including the Transition Period, in which UES would continue to market production on behalf of MPC under this Agreement were the premature termination notice not served by MPC.

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          "EXPECTED DAILY PRODUCTION" is equal to  the daily average of MPC's operated production for the sixty (60) day period immediately following the issuance of the premature termination notice by MPC.

          "$0.015 " is equal to  one and one-half cents per MMBtu.

                             5.  SPOT MARKETING

5.1 Until and unless otherwise instructed, UES shall market MPC's natural gas production which is not committed under long-term sales contracts on a month-to-month spot basis with the objective of selling only to creditworthy customers and maximizing the net price received by MPC from such creditworthy customers. Upon instructions from MPC, UES agrees to market such spot volumes on a daily basis.

                                6.  CONTRACTS

6.1 UES shall not enter into any gas sale, risk management, transportation or processing contract, on behalf of or for the benefit of MPC, with a term greater than thirty (30) days without MPC's express written consent. For any such contract with a term greater than 30 days, every effort will be made to have MPC the counterparty with UES named as MPC's agent in the contract.

                       7.  THIRD PARTY SERVICE AGREEMENTS

7.1 Where requested by MPC, UES shall enter into sales, and transportation agreements on behalf of and for the benefit of MPC. Whereas in some cases UES may utilize such agreements for the benefit of other agency clients, the costs and burdens associated with such use shall always and in every way be proportionately assigned to the clients by UES and MPC shall never bear an disproportionate burden by virtue of shared utilization of any such agreement with another party.

7.2 Notwithstanding the terms of Article 4 herein, in the event MPC consents to and requests that UES enter into a third party service agreement on behalf of or for the benefit of MPC which term survives the Term of this Agreement, such third party service agreement shall extend this Agreement to the term and volume necessary to fulfill any and all commitments undertaken by UES therein.

                              8.    NOMINATIONS

8.1 All pipeline volume and sales nominations shall be UES's responsibility. All pipeline or storage imbalances shall be monitored and managed by UES on behalf of MPC with the intent to keep imbalances near zero by balancing volumes each month.

8.2 MPC hereby grants UES all reasonable and available analytical support information in the preparation of the nomination(s). MPC authorizes UES to use and rely on such information support and agrees that the ultimate responsibility for the nominations and the ultimate effect that such nominations may have on gas balancing or gas prices shall in all ways reside with MPC.

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                               9.    REPORTING

9.1 In the first week of each month under this Agreement, UES shall report to MPC regarding expected gas sales prices, transportation and marketing costs and netbacks in the current production month.

9.2 UES shall deliver projections to MPC regarding expected processing yields for all gas processing agreements managed by UES on behalf of MPC. Such reports shall provide a recommended course of action by UES and shall be delivered to MPC's designated representative at least twenty four (24) hours prior to any processing elections falling due to third party processing companies.

9.3 UES shall provide timely reports to MPC regarding all details incidental to the marketing of MPC's production.

                            10.  ROYALTIES AND TAXES

10.1 Except in the cases where UES markets royalty owners or other working interest owners natural gas, UES shall not be responsible to pay, report or handle any share of royalty payments, gross production, severance or other taxes attributable to production from the lands described on Exhibit A hereto.

                  11.  INVOICING, ESCROW AGREEMENT AND PAYMENT

11.1 UES shall, on or before the fifteenth (15th) day of every month following a production month hereunder, invoice all customers for gas sales made hereunder on behalf of MPC. UES shall use its commercially reasonable best efforts to cause all funds be paid by the customers no later than the 25th day of the month into an escrow account similar in form to the one attached hereto as Exhibit B. ("the Escrow").

11.2 MPC and UES shall provide joint and uniform instructions to the Escrow Agent directing the prompt distribution of funds according to the instructions contained therein. All disbursements of funds from the Escrow shall be made in conformance with the procedures detailed in the Escrow.

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                                 12. NOTICES

12.1 All notices, invoices, statements, payments and other communications made pursuant to this Agreement ("Notices") shall be made to the addresses following or to other such addresses as specified in writing by the respective parties from time to time.

     UES AS AGENT:                     MPC NOTICES

     Upstream Energy Services Co.      Michael Petroleum Corp.
     13101 Northwest Freeway           13101 Northwest Freeway
     Suite 325                         Suite 320
     Houston,  TX 77040                Houston,  TX 77040

     Attention: Contract Admin.        Attention:  Mr. Michael Farmar

     MPC for Payments, Invoices, Statements:

     Same as above, except:

     Attn:  Scott Sampsell


12.2 Notice shall be given when received by the addressee on a business day, meaning any day except Saturday, Sunday or Federal Reserve Bank holidays.

12.3 All Notices required hereunder may be sent by facsimile or mutually acceptable electronic means, a nationally recognized overnight courier service, first class mail or hand delivered.

                             13.  MANAGEMENT OF UES

13.1 Should Mr. Petrick be away from UES for a period of ninety (90) consecutive days or longer, then MPC shall have the right at any time thereafter to
     deliver a Termination Notice.   Notwithstanding the provisions of Articles
     1&3, a Termination Notice given under this Article 12 shall cause this Agreement to terminate and be of no further force or effect ninety (90) days after such notice is given.

                               14.  ARBITRATION

14.1 All controversies and claims arising out of or relating to this agreement, or the breach thereof, shall be settled by arbitration in accordance with the commercial arbitration rules ("AAA Rules") of the American Arbitration Association, excepting where the AAA Rules conflict with specific provisions of this agreement, in which case this agreement shall control. Judgment on any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration hearing shall be held at the office of the American Arbitration Association in Houston, Texas. Any demand for arbitration must

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     be filed within two years after the date of which dispute arises or the alleged breach occurs.

                         15.  YEAR 2000 COMPLIANCE

15.1 Both Parties are in the process of ensuring that all of their critical systems will be able to correctly process date information before, during and after midnight, December 31, 1999. MPC and UES are each in the process of ensuring that all of their critical suppliers are also compliant, both in regards to their products and services and also in their internal business processes. Each Party agrees to promptly provide the other with information requested regarding Year 2000 Compliance.

                             16. MISCELLANEOUS

16.1 This contract shall be governed by and interpreted in accordance with the laws of the State of Texas and all financial transactions referenced herein shall be made in US currency.

16.2 Each party shall have the right, at its own cost and expense, to examine the records of the other party to the extent necessary to verify the accuracy of any statement or payment made hereunder. Any error discovered in any payment made shall be promptly corrected, except for errors discovered more than two years subsequent to the statement or payment in question.

16.3 Each Party reserves to itself all rights, set-offs, counterclaims, and other defenses which it is or may be entitled to arising from this Agreement.

16.4 MPC warrants that it has title to gas UES sells hereunder and agrees herein that MPC shall at all times be deemed to be in exclusive control and possession thereof and responsible for any damage, claim, liability or injury caused thereby.

16.5 This contract may not be assigned, in whole or in part, by either party, except to an entity controlled by or under common control with the assigning party without the express written consent of the other party, which shall not be unreasonably withheld.

16.6 This Agreement shall be binding upon MPC and UES and their subsidiaries and their respective executors, administrators, trustees, successors and assigns.

16.7 The headings used for the Sections herein are for convenience and reference purposes only and shall in no way affect the meaning or interpretation of the provisions of the Agreement.

16.8 Both Parties hereto acknowledge that each Party was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against either Party hereto because one is deemed to be the author thereof.

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This Agreement evidences the full and complete agreement between the Parties and supersedes any prior agreements, whether written or oral, and may not be modified or amended unless evidenced in writing by both Parties hereto.

Accepted and agreed to on this         Accepted and agreed to on this
_____ day of November, 1998.           _____ day of November, 1998.

LOS MIGUELITOS, L.L.P. D/B/A           MICHAEL PETROLEUM CORPORATION
UPSTREAM ENERGY SERVICES



----------------------------------     -----------------------------------
Brad L. Petrick,                       Michael Farmar,
President                              President



WITNESS:                               WITNESS:
        --------------------------             ------------------------------

                                  EXHIBIT "A"

                         DESCRIPTION OF PRODUCING LANDS


Pursuant to the Natural Gas Marketing, Transportation and Processing Agency Agreement dated November ___, 1998 by and between Los Miguelitos, Inc. a Texas Limited Liability Company, d/b/a Upstream Energy Services Company ("UES"), as agent, and Michael Petroleum Corporation ("MPC"), as client, the parties hereby confirm that the gas production to be marketed by UES under the terms of said agreement shall be defined as natural gas and entrained hydrocarbons, not taken-in-kind by other interest owners, produced from gas wells operated by MPC and its subsidiaries and their respective executors, administrators, trustees, successors and assigns.

Accepted and agreed to on this         Accepted and agreed to on this
 _____ day of November, 1998.          _____ day of November, 1998.

LOS MIGUELITOS, L.L.P. D/B/A           MICHAEL PETROLEUM CORPORATION
UPSTREAM ENERGY SERVICES




----------------------------------     --------------------------------------
Brad L. Petrick,                       Michael Farmar,
President                              President



WITNESS:                               WITNESS:
        --------------------------             ------------------------------